SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)

December 5, 2013 (December 2, 2013)

ILLINOIS POWER GENERATING COMPANY

(Exact name of registrant as specified in its charter)

Illinois	333-56594	37-1395586
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

601 Travis, Suite 1400, Houston, Texas	77002
(Address of principal executive offices)	(Zip Code)

(713) 507-6400

(Registrant’s telephone number, including area code)

AMEREN ENERGY GENERATING COMPANY

1500 Eastport Plaza Drive, Collinsville, Illinois 62234

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01              Entry into a Material Definitive Agreement.

Effective December 2, 2013, as required by the Agreement and in connection with the consummation of the Acquisition, as described and disclosed in Item 5.01 below, Illinois Power Generating Company (formerly known as Ameren Energy Generating Company) (the “Company”) entered into a guaranty (the “Guaranty”) in favor of Ameren Corporation, a Missouri corporation (“Ameren”). The Guaranty covers Ameren’s provision of certain post-closing credit support for the acquired entities and certain indemnification obligations of the Company’s indirect parent IPH (as defined below) to Ameren.  The Guaranty covers only amounts to the extent not prohibited by the Company’s existing contractual obligations.  Furthermore, the Guaranty is secured by a first-priority perfected security interest (subject to any permitted liens) in the Newton and Coffeen plants to the extent: (1) permitted by applicable law and existing contractual obligations of the acquired entities or their respective assets and (2) the granting of such security interest in the Company’s assets would not require the grant of any security interest in such assets by the Company to any person (other than Ameren) pursuant to any existing contractual obligation of the Company.

The foregoing description of the Guaranty is not complete and is subject to and qualified in its entirety by reference to the full text of the Guaranty, a copy of which is attached as Exhibit 10.1 hereto, and the terms of which are incorporated herein by reference.

Item 5.01              Changes in Control of Registrant.

On December 2, 2013, pursuant to the terms of the previously announced Transaction Agreement, dated as of March 14, 2013 (the “Agreement”), by and between, Illinois Power Holdings, LLC, a Delaware limited liability company (“IPH”), an indirect wholly-owned subsidiary of Dynegy Inc. (“Dynegy”), and Ameren, IPH completed its acquisition from Ameren of 100% of the equity interest of New Ameren Energy Resources, LLC for no cash consideration (the “Acquisition”), whereby Company became a wholly owned indirect subsidiary of IPH and Dynegy.  Following the Acquisition, the name of the Company was changed to Illinois Power Generating Company.

Item 5.03              Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

At the effective time of the Acquisition, the bylaws of the Company were amended and restated to, among other things, establish a board of directors, including one independent director and one special director with approval rights with respect to specified matters, and to add certain provisions governing the relationship between the Company and its affiliates.  Additionally, the Company amended its Articles of Incorporation to: (i) change its name from “Ameren Energy Generating Company” to “Illinois Power Generating Company,” and (ii) add an exculpatory provision eliminating liability of directors of the Company for monetary damages except for certain matters specified by statute.

The amendment to the Articles of Incorporation of the Company and the amended and restated bylaws of the Company are attached hereto as Exhibit 3.1 and Exhibit 3.2 respectively, and are incorporated herein by reference.

Item 5.05              Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics.

At the effective time of the Acquisition, the Company ceased to be governed by Ameren’s code of ethics and the Company and its chief executive officer, chief financial officer, chief accounting officer and other persons performing similar functions who have been identified by the chief financial officer of Dynegy became subject to Dynegy’s Code of Ethics for Senior Financial Professionals.

Item 9.01              Financial Statements and Exhibits.

(d)   Exhibits:

Exhibit No.	Document

3.1	Articles of Amendment to the Articles of Incorporation of Ameren Energy Generating Company, effective as of December 2, 2013.

3.2	Amended and Restated Bylaws of Illinois Power Generating Company, effective as of December 2, 2013.

10.1	Guaranty by Ameren Energy Generating Company in favor of Ameren Corporation, dated December 2, 2013.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ILLINOIS POWER GENERATING COMPANY
(Registrant)

Dated: December 5, 2013	By:	/s/ Catherine B. Callaway
	Name:	Catherine B. Callaway
	Title:	Executive Vice President, Chief Compliance Officer and General Counsel

EXHIBIT INDEX

Exhibit No.	Document

3.1	Articles of Amendment to the Articles of Incorporation of Ameren Energy Generating Company, effective as of December 2, 2013.

3.2	Amended and Restated Bylaws of Illinois Power Generating Company, effective as of December 2, 2013.

10.1	Guaranty by Ameren Energy Generating Company in favor of Ameren Corporation, dated December 2, 2013.